UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2022

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, TX	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 614-7240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2020, on November 17, 2020, Digerati Technologies, Inc. (the “Company”), T3 Communications, Inc., a Nevada entity that is a controlled subsidiary of the Company (“T3 Nevada”), and its subsidiaries (collectively, “the T3 Nevada Parties”) entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Pursuant to the Credit Agreement, Post Road provided T3 Nevada with a secured loan of up to $20,000,000.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2021, on December 20, 2021, the parties to the Credit Agreement entered into an amendment to the Credit Agreement.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2022, on February 4, 2022, the parties to the Credit Agreement agreed that Post Road would lend a further $10 million to T3 Nevada pursuant to a Term Loan C Note (the “Loan C Note”). T3 Nevada received net proceeds of $9.75 million pursuant to the Loan C Note, which it used to acquire all of the equity interests in Next Level Internet, Inc. (“Next Level”). In connection with the issuance of the Term Loan C Note, the T3 Nevada Parties and Next Level (collectively, the “Loan Parties”) and Post Road entered into a Joinder and Second Amendment to Credit Agreement (the “Joinder”) whereby, among other terms, Next Level became a guarantor of the T3 Nevada Parties’ obligations pursuant to the Credit Agreement and the notes issued pursuant thereto.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022, as filed with the SEC on June 21, 2022 (the “Form 10-Q”), on June 13, 2022, the parties to the Joinder entered into a Forbearance Agreement and Third Amendment to the Credit Agreement (“Forbearance Agreement”). Pursuant to the Forbearance Agreement, Post Road agreed to forbear through the Forbearance Period (as defined therein) from (i) exercising its rights and remedies with regard to certain existing events of default and (ii) requiring compliance with the financial covenants set forth in Section 11.12 of the Credit Agreement (related to leverage, EBITDA, liquidity, capital expenditures, fixed charge coverage ratio, and churn).

On October 17, 2022, the parties to the Joinder entered into an Amendment to Forbearance Agreement (the “Amendment”). The Amendment was entered into because certain events of default related to both the Credit Agreement and the Joinder that had occurred prior to the parties’ entering into the Forbearance Agreement (as described in Part II, Item 5 (“Other Information”) in the Form 10-Q) were continuing (the “Prior Existing Defaults”), certain additional events of default related to the Credit Agreement had occurred since the date of the Forbearance Agreement (the “Additional Existing Defaults”), and the parties anticipated that additional events of default with respect to the Credit Agreement will occur (the “Anticipated Defaults”).

The Additional Existing Defaults related to financial covenants were failure to maintain a Senior Leverage Ratio (as defined in the Credit Agreement) of less than 4.06 to 1.00 for the fiscal quarter ended July 31, 2022, and failure to maintain Minimum Liquidity (as defined in the Credit Agreement) of $2.0 million for the fiscal quarter ended July 31, 2022. The Anticipated Defaults related to financial covenants are failure to maintain a Senior Leverage Ratio of less than 4.05 to 1.00 for the fiscal quarter ending October 31, 2022, and failure to maintain Minimum Liquidity of $2.0 million for the fiscal quarter ending October 31, 2022.

The Additional Existing Defaults and Anticipated Defaults unrelated to financial covenants relate to the Loan Parties’ failure to deliver a compliance certificate for the fiscal quarter ended July 31, 2022 and ending October 31, 2022, respectively and, with respect to the Additional Existing Defaults, to timely deliver an executed copy of an amendment to a lease agreement.

Pursuant to the Amendment, Post Road agreed to forbear through the Amended Forbearance Period (as defined below) from (i) exercising its rights and remedies with regard to the Prior Existing Defaults, the Additional Existing Defaults, and the Anticipated Defaults and (ii) requiring compliance with the financial covenants set forth in Section 11.12 of the Credit Agreement. The “Amended Forbearance Period” is from June 13, 2022 through the earlier of (a) November 15, 2022, (b) the date on which any other event of default not enumerated in the Amendment occurs or is deemed to have occurred, or (c) the date of any failure of any Loan Party to comply with any term, condition, or provision of the Forbearance Agreement as amended by the Amendment. The Amendment does not constitute a waiver of the defaults enumerated therein nor does it impair the ability of Post Road to exercise its rights and remedies after the expiration of the Amended Forbearance Period.

The foregoing summary of the Amendment contains only a brief description of the material terms of the Amendment and such description is qualified in its entirety by reference to the full text of the Amendment, filed herewith as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Forbearance Agreement by and among T3 Communications, Inc., the Subsidiaries of T3 Communications (including Next Level Internet, Inc.), Post Road Special Opportunity Fund II LP, and Post Road Administrative LLC, dated as of October 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2022	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

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